EXHIBIT 10.3

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

FORM OF DEFERRED CASH AWARD AGREEMENT- 2011 LONG-TERM INCENTIVE
PROGRAM
(Performance-Based and Time-Based Deferred Cash Awards)

THIS DEFERRED CASH AWARD AGREEMENT (this “Agreement”), effective as of [INSERT] is made by and between Willis Group Holdings Public Limited Company, and any successor thereto (hereinafter referred to as the “Company”) and the individual (the “Participant”) who has duly completed, executed and delivered the Acceptance Form to this Agreement, a copy of which is attached hereto as Schedule A (including Exhibit 1 thereto) and which is deemed to be a part hereof (the “Acceptance Form”).

WHEREAS, the Company has established the 2011 Long-Term Incentive Program to provide, among other things, the opportunity for Participants to share in the Company’s success and to receive certain cash and equity incentives if certain performance and other criteria are attained.

WHEREAS, the Performance-Based Deferred Cash Award (as hereinafter defined) is also granted pursuant to the terms and conditions of the SMIP (as hereinafter defined), and is therefore, intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code (as hereinafter defined).

NOW, THEREFORE, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Defined terms used in this Agreement shall have the meaning specified in this Article I unless the context clearly indicates to the contrary.

Section 1.1- Act

“Act” shall mean the Companies Act 1963 of Ireland.

Section 1.2- Adjusted Earnings Per Share

“Adjusted Earnings Per Share” shall mean the adjusted earnings per share as stated by the Company in its annual financial results as issued by the Company with respect to the Performance Period.

Section 1.3- Adjusted Operating Margin

“Adjusted Operating Margin” shall mean the adjusted operating margin as stated by the Company in its annual financial results as issued by the Company with respect to the Performance Period.

Section 1.4- Board

“Board” shall mean the board of directors of the Company.

Section 1.5- Cash Awards

“Cash Awards” shall mean Performance-Based Deferred Cash Awards and Time-Based Deferred Cash Awards, collectively.

Section 1.6 - Cash Payment

“Cash Payment” shall mean the cash payment subject to the Time-Based Deferred Cash Award that has become vested as set out in Section 3.2 and paid pursuant to Section 3.4.

Section 1.7 - Cause

“Cause” shall mean (i) the Participant’s continued and/or chronic failure to adequately and/or competently perform his material duties with respect to the Company or its Subsidiaries after having been provided reasonable notice of such failure and a period of at least ten days after the Participant’s receipt of such notice to cure and/or correct such performance failure, (ii) willful misconduct by the Participant in connection with the Participant’s employment which is injurious to the Company or its Subsidiaries (willful misconduct shall be understood to include, but not be limited to, any breach of the duty of loyalty owed by the Participant to the Company or its Subsidiaries), (iii) conviction of any criminal act (other than minor road traffic violations not involving imprisonment), (iv) any breach of the Participant’s restrictive covenants and other obligations in the Participant’s employment agreement (if any), or any other non-compete agreement and/or confidentiality agreement entered into between the Participant and the Company or any of its Subsidiaries (other than an insubstantial, inadvertent and non-recurring breach), or (v) any material violation of any written Company policy after reasonable notice and an opportunity to cure such violation within ten (10) days after the Participant’s receipt of such notice.

Section 1.8  - Certification Date

“Certification Date” shall mean the date that the Committee certifies in accordance with the requirements of Code Section 162(m), the amount payable under the SMIP based on “Earnings” for the Performance Period (as defined in the SMIP), the attainment level of the Performance Objectives and the amount of the Earned Performance Payment subject to Performance-Based Deferred Cash Award based on the amount payable under the SMIP and attainment level of the additional Performance Objectives.

Section 1.9 - Change of Control

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (within the meaning of the U.S. Securities Exchange Act of 1934 as amended, and the rules of the U.S. Securities and Exchange Commission thereunder as in effect on the date hereof) or group of Persons of the ordinary shares of the Company representing more than 50% of the aggregate voting power represented by the issued and outstanding ordinary shares of the Company; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons (as defined above) who

Section 16 Officers
GESDMS/6575832.1

were neither (i) nominated by the Company’s board of directors nor (ii) appointed by directors so nominated.

Section 1.10- Code

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

Section 1.11 - Committee

“Committee” shall mean the Compensation Committee of the Board (or if no such committee is appointed, the Board provided that a majority of the Board are “independent directors” for the purpose of the rules and regulations of the New York Stock Exchange).

Section 1.12 - Earned Performance Payment

“Earned Performance Payment” shall mean the cash payment subject to the Performance-Based Deferred Cash Award in respect of which the applicable Performance Objectives, as set out in Section 3.1 and Exhibit 1 to the Acceptance Form, have been achieved and shall become vested as set out in Section 3.2 and paid as set out in Section 3.4.

Section 1.13- Grant Date

“Grant Date” shall mean [INSERT].

Section 1.14 - Long-Term Incentive Program

“Long-Term Incentive Program” is a 2011 program adopted by the Compensation Committee of the Company under which grants of Cash Awards and equity awards are to be made to certain eligible employees of the Willis Group.

Section 1.15 - Performance-Based Deferred Cash Award

“Performance-Based Deferred Cash Award” shall mean a conditional right to receive a cash payment equal to the amount set forth in the Acceptance Form, upon vesting and payment, subject to the Company meeting certain Performance Objectives.

Section 1.16 - Performance Period

“Performance Period” shall mean January 1, 2011 - December 31, 2011.

Section 1.17 - Performance Objectives

“Performance Objectives” shall mean the performance objectives applicable to the Performance-Based Deferred Cash Awards which are based on an Adjusted Earnings Per Share or Adjusted Operating Margin that are set forth in Section 3.1(a) and Exhibit 1 to the Acceptance Form.

Section 1.18 - Permanent Disability

The Participant shall be deemed to have a “Permanent Disability” if the Participant meets the requirements of the definition of such term, or of an equivalent term, as defined in the

Section 16 Officers
GESDMS/6575832.1

Company’s or Subsidiary’s long-term disability plan applicable to the Participant or, if no such plan is applicable, in the event the Participant is unable by reason of physical or mental illness or other similar disability, to perform the material duties and responsibilities of his job for a period of 180 consecutive business days out of 270 business days.

Section 1.19 - Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.20- Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.21- SMIP

“SMIP” means the Willis Group Holdings Senior Management Incentive Plan as amended and restated on December 30, 2009 by Willis Group Holdings Limited and as amended and restated and assumed by Willis Group Holdings Public Limited Company on December 31, 2009.

Section 1.22 - Subsidiary

“Subsidiary” shall mean with respect to the Company, a body corporate which is a subsidiary of the Company within the meaning of Section 155 of the Act.

Section 1.23- Time-Based Deferred Cash Award

“Time-Based Deferred Cash Award” shall mean a conditional right to receive a cash payment equal to the amount set forth in the Acceptance Form, upon vesting and payment as set forth in Section 3.2 and Section 3.4.

Section 1.24- Willis Group

“Willis Group” shall mean the Company and its Subsidiaries collectively.
ARTICLE II

GRANT OF CASH AWARDS

Section 2.1- Grant of Cash Awards

Subject to the terms and conditions set forth in this Agreement, including any country-specific provisions set forth in Schedule B to this Agreement and the additional terms and conditions set forth in the SMIP, the Company hereby grants to the Participant a Performance-Based Deferred Cash Award equal in value to the targeted amount set forth in the Acceptance Form and a Time-Based Deferred Cash Award equal in value to the amount set forth in the Acceptance Form.  Unless and until the Cash Awards becomes payable in the manner set forth in Article III hereof, the Participant shall have no right to the cash amounts underlying the Cash Awards. Prior to actual payment of the Cash Awards, the Cash Awards shall represent an

Section 16 Officers
GESDMS/6575832.1

unsecured obligation of the Company, payable (if at all) from the general assets of the Company or one of its Subsidiaries.

Section 2.2 - Employment Rights

The rights and obligations of the Participant under the terms of his office or employment with the Company or any Subsidiary shall not be affected by his participation in the Long-Term Incentive Program or any right to the Cash Awards.  The Cash Awards and the Participant’s participation in the Long-Term Incentive Program will not be interpreted to form an employment agreement with the Company or any Subsidiary.  The Participant hereby waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to earn, or vest in any Cash Awards as a result of such termination.  If, notwithstanding the foregoing, any Participant is allowed by a court of competent jurisdiction to assert a claim with regard to rights under the Long-Term Incentive Program, then, by accepting the Cash Awards, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

Section 2.3 - Employee Costs/Taxes

The Participant must make full payment to the Company or any Subsidiary by which the Participant is employed (the “Employer”) of all income tax, payroll tax, payment on account, and social insurance contribution amounts (“Tax”), which under federal, state, local or foreign law, it is required to withhold upon vesting or other tax event related to the Cash Awards.  In a case where the Employer is obliged to (or would suffer a disadvantage if it were not to) account for any Tax (in any jurisdiction) or any social security contributions recoverable from and legally applicable to the Participant for which the Participant is liable by virtue of the Participant’s acceptance of the Cash Awards or receipt of the Earned Performance Payment and/or the Cash Payment (the “Tax-Related Items”), the Participant shall make full payment to the Employer of an amount equal to the Tax-Related Items, or otherwise enter into arrangements acceptable to the Employer or another Subsidiary to secure that such a payment is made (whether by withholding from the Participant’s wages or other cash compensation paid to the Participant).

ARTICLE III

PERIOD OF VESTING

Section 3.1 - Commencement of Earning for the Performance-Based Deferred Cash Award

(a)    Subject to Sections 3.1(b) and 3.1(d) below and subject to the aggregate amount payable limitations under the SMIP, the Performance-Based Deferred Cash Award shall become an Earned Performance Payment as of the Certification Date and shall become eligible to vest in accordance with the provisions of Section 3.2 if and to the extent that the Performance Objectives set out in Targets 1 (50% of the targeted amount of the Performance-Based Deferred Cash Award) and 2 (50% of targeted amount of the Performance-Based Deferred Cash Award) of Exhibit 1 to the Acceptance Form are attained and subject to the Participant being in the employment of the Company or any Subsidiary at each respective vesting date as set forth in Section 3.2.

Section 16 Officers
GESDMS/6575832.1

(b)    The Performance Objectives may be adjusted to the extent such adjustments would not prevent the Performance-Based Deferred Cash Award from qualifying as qualified performance-based compensation under Section 162(m) of the Code.

(c)    The Participant understands and agrees that the terms under which the Performance-Based Deferred Cash Award shall become an Earned Performance Payment as described in Section 3.1(a) above and in Exhibit 1 to the Acceptance Form is confidential and the Participant agrees not to disclose, reproduce or distribute such confidential information concerning the Company, except as required in the course of the Participant’s employment with the Company or one of its Subsidiaries, without the prior written consent of the Company.  The Participant’s failure to abide by this condition may result in the immediate cancellation of the Performance-Based Deferred Cash Award.

(d)    As of the Certification Date, the Committee shall certify the amount payable under the SMIP, determine the attainment level of applicable Performance Objectives, and based on such certification and determination, shall declare the amount that shall become an Earned Performance Payment under the Performance-Based Deferred Cash Award.  Anything to the contrary in this Section 3.1 and Exhibit 1 to the Acceptance Form notwithstanding, the Committee retains sole discretion to determine the amount of the Performance-Based Deferred Cash Award that will become an Earned Performance Payment, subject to any requirements under Code Section 162(m).

(e)    If, prior to the end of the Performance Period, (i) the Participant’s employment terminates for reasons other than Cause, or (ii) there is a Change of Control, the Committee, may, in its sole discretion deem the Performance Objectives to be attained at the level (not to exceed the maximum level) determined by the Committee as to all or part of the unearned amount underlying the Performance-Based Deferred Cash Award and deem such amount to be an Earned Performance Payment, provided, however, that any such discretion by the Committee to deem the Performance Objectives attained shall be exercised in a manner that shall not prevent the Performance-Based Deferred Cash Award from qualifying as qualified performance-based compensation under Section 162(m) of the Code.

(f)    Any amount of the targeted Performance-Based Deferred Cash Award that is not declared by the Committee to be an Earned Performance Payment shall be forfeited immediately on the earlier of the Participant’s termination of employment or the date that the Committee makes a determination on whether the Performance Objectives were attained.

Section 3.2 - Commencement of Vesting for the Cash Awards

(a)    Subject to the Participant’s continued employment with the Willis Group through the applicable vesting date (set forth in the left column), (i) the Earned Performance Payment underlying the Performance-Based Deferred Cash Award and/or (ii) the Cash Payment underlying the Time-Based Deferred Cash Award shall vest in accordance with this Section 3.2:

Date Earned Performance Payment and/or Cash Payment becomes vested	Percentage of Earned Performance Payment and/or Cash Payment that becomes vested

Section 16 Officers
GESDMS/6575832.1

Second anniversary of Grant Date [INSERT] Third anniversary of Grant Date [INSERT]	50% 50%

(b)    In the event of a termination of the Participant’s employment as a result of death or Permanent Disability, then (i) the Earned Performance Payment underlying the Performance-Based Deferred Cash Award and (ii) the Cash Payment underlying the Time-Based Deferred Cash Award shall become immediately vested with respect to the amounts underlying such Cash Awards.  Such amounts shall be paid in accordance with Section 3.4 of this Agreement.

(c)    Notwithstanding anything herewith to the contrary and except as otherwise set forth in Section 3.1 (b) or (d), (i) any amount of the Performance-Based Deferred Cash Award which is not an Earned Performance Payment at the time of the Participant’s termination of employment shall immediately terminate and will at no time vest or be payable to the Participant; and (ii) any amount of the Time-Based Deferred Cash Awards that has not vested at the time of Participant’s termination of employment (other than due to death or Permanent Disability) shall immediately terminate and will not be payable to the Participant; provided, however, that the Committee may, in the event of termination of employment for reasons other than death, Permanent Disability or Cause, determine in its sole discretion that the Earned Performance Payment and/or the Time-Based Deferred Cash Awards that have not vested, shall become immediately vested.  Any amount that becomes payable pursuant to this Section 3.1(c) shall be paid to the Participant in accordance with Section 3.4 hereof.

(d)    In the event of a Change of Control, the Cash Awards shall not automatically vest and the Committee shall have the sole discretion to determine whether to accelerate the vesting of the unvested Earned Performance Payments or unvested Time-Based Deferred Cash Awards without regard to whether such Cash Awards are assumed or substituted by a successor company.

Section 3.3 - Acceptance of Cash Awards

The Participant agrees to execute and deliver the Acceptance Form and deliver it to the Company within 45 days of the receipt of this Agreement.  The Committee may, in its sole discretion, cancel the Cash Awards, if the Participant fails to execute and deliver the Acceptance Form within 45 days of the receipt of this Agreement.

Section 3.4 - Payment of Cash Awards

Except as provided herein, the Earned Performance Payment and/or the Cash Payment will be paid out to the Participant through local payroll within a reasonable period following each vesting date of the Cash Awards, as set out in 3.1 above, but in no circumstance shall the Earned Performance Payment and/or the Cash Payment be paid later than the date that is 2 ½ months following the end of the year in which the applicable vesting date occurs (which payment schedule is intended to comply with the “short-term deferral” exception from the application of Section 409A of the Code).  Anything in Section 3.1 hereof to the contrary notwithstanding, the Participant will have no right to the Earned Performance Payment and/or the Cash Payment until the Earned Performance Payment and/or the Cash Payment are actually paid to the Participant.  Subject to Section 6.14 hereof, in the case the Committee exercises its discretion under Section 3.1(e) hereof and the Earned Performance-Based Deferred Cash Award becomes vested on an accelerated basis pursuant to either Section 3.2 (b), (c) or (d), the Earned Performance Payment underlying the Performance-Based Deferred Cash Award shall be paid on April 1st of the year following the last day of the applicable Performance Period.  Finally, the Company shall not be required to pay out the Earned Performance Payment and/or the Cash Payment to the Participant unless and until the Participant has paid or made arrangements to pay any Tax-Related Items liability in accordance with Section 2.3.

ARTICLE IV

ADDITIONAL TERMS AND CONDITIONS OF CASH AWARDS

Section 4.1 - Nature of Grant

In accepting the Cash Awards, the Participant acknowledges, understands and agrees that:

(e) the Cash Awards are discretionary in nature and may be amended, suspended or terminated by the Company at any time;

(f) the Cash Awards are voluntary and occasional and do not create any contractual or other right to receive future Cash Awards, or benefits in lieu of Cash Awards, even if Cash Awards have been granted repeatedly in the past;

(g) all decisions with respect to future Cash Awards, if any, will be at the sole discretion of the Company;

(h) the Participant’s acceptance of this Agreement is voluntary;

(i) the Cash Awards and any Earned Performance Payment or Cash Payment paid to Participant are not intended to replace any pension rights or compensation under any pension arrangement;

(j) the Cash Awards are not intended to be part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to past services for, the Employer, the Company or a Subsidiary; and

(k) no claim or entitlement to compensation or damages shall arise from the loss of the Cash Awards in the event of the Participant’s termination of employment (whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the Cash Awards to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary, waives his ability, if any, to bring any such claim, and releases the Company and any Subsidiary from any such claim.

Section 16 Officers
GESDMS/6575832.1

Section 4.2 - No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Cash Awards, or the Earned Cash Payment and/or Cash Payment underlying the Cash Awards.  The Participant is hereby advised to consult with his own personal tax, legal and financial advisors regarding his participation in the Long-Term Incentive Program before taking any action related to the Cash Awards.

ARTICLE V

DATA PRIVACY NOTICE AND CONSENT

Section 5 - Data Privacy

(a)           The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Cash Award materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Long-Term Incentive Program.

(b)           The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Cash Awards or any other entitlement to cash awards granted, canceled, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Cash Awards (“Data”).

(c)           The Participant understands that Data will be transferred to Global Shares or to any other third party assisting in the implementation, administration and management of the Cash Awards.  The Participant understands that the recipients of the Data may be located in the Participant’s country or elsewhere, and that the recipients’ country (e.g., Ireland) may have different data privacy laws and protections from the Participant’s country.  The Participant understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting his local human resources representative.  The Participant authorizes the Company, Global Shares and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his participation in the Long-Term Incentive Program.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Long-Term Incentive Program.  The Participant understands that he may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative.  The Participant understands, however, that refusing or withdrawing his consent may affect the Participant’s ability to participate in the Long-Term Incentive Program.  For more information on the consequences of the Participant’s refusal to consent or

Section 16 Officers
GESDMS/6575832.1

withdrawal of consent, the Participant understands that he may contact his local human resources representative.

ARTICLE VI

MISCELLANEOUS

Section 6.1 - Administration

The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Cash Awards as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect the Cash Awards.

Section 6.2 - Cash Awards Not Transferable

Neither the Cash Awards nor any interest or right therein or part thereof shall be subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers made solely for estate planning purposes or under a will or by the applicable laws of inheritance.

Section 6.3 - Binding Effect

The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

Section 6.4 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at the following address:

Willis Group Holdings Public Limited Company
c/o Willis North America, Inc.
One World Financial Center
New York, NY 10281
Attention:  Share Plans

and any notice to be given to the Participant shall be at the address set forth in the Cash Awards Acceptance Form.

By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to him.  Any notice that is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal

Section 16 Officers
GESDMS/6575832.1

representatives if such representatives have previously informed the Company of their status and address by written notice under this Section 6.4.  Any notice shall have been deemed duly given when sent by facsimile or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or the United Kingdom’s Post Office or in the case of a notice given by an Participant resident outside the United States of America or the United Kingdom, sent by facsimile or by a recognized international courier service.

Section 6.5 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.6 - Governing Law

This Agreement shall be governed by, and construed in accordance with the laws of Ireland, without regard to its conflicts of law provisions.

Section 6.7 - Jurisdiction

The courts of the state of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and, for such purposes, the parties hereto irrevocably submit to the jurisdiction of such courts.

Section 6.8 - Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to the Cash Awards by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Long-Term Incentive Program through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Further, this Agreement has been executed on behalf of the Company electronically and the Participant accepts the electronic signature of the Company.

Section 6.9 - Language

If the Participant has received this Agreement, or any other document related to the Cash Awards translated into a language other than English and if the translated version is different than the English version, the English version will control.

Section 6.10 - Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 6.11 - Schedule B

The Cash Awards shall be subject to any special provisions set forth in Schedule B for the Participant’s country of residence, if any.  If the Participant relocates to one of the countries

Section 16 Officers
GESDMS/6575832.1

included in Schedule B during the life of the Cash Awards, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of this Agreement.  Schedule B constitutes part of this Agreement.

Section 6.12 - Imposition of Other Requirements

The Company reserves the right to impose other requirements on the Cash Awards and any payment acquired upon settlement of the Cash Awards, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Cash Awards, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 6.13 - Amendment

This Agreement may be amended only by a document executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 6.14 - Code Section 409A

This Agreement may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment.  Nothing in the Agreement shall provide a basis for any person to take action against the Company or any Subsidiary based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the Cash Awards granted hereunder, and neither the Company nor any of its Subsidiaries shall under any circumstances have any liability to any participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.

Anything in this Agreement to the contrary notwithstanding, no payment under this Agreement that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment with the Company shall be made to the Participant unless the Participant’s termination of employment constitutes a “separation from service” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder).  In addition, no such payment or distribution shall be made to the Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service or (b) the date of the Participant’s death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any the regulations or other guidance thereunder.  All payments which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon the Participant’s death).

Section 6.15 - Counterparts

Section 16 Officers
GESDMS/6575832.1

This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the Company and the Participant have each executed this Agreement.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:
Name
Title

Section 16 Officers
GESDMS/6575832.1

SCHEDULE A

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

ACCEPTANCE FORM TO
DEFERRED CASH AWARD AGREEMENT- 2011 LONG-TERM INCENTIVE
PROGRAM

Name
Target Amount of Performance-Based Deferred Cash Award
Amount of Time-Based Deferred Cash Award
Grant Date

I accept the grant of the Cash Awards and I agree to be bound by the terms and conditions of the Deferred Cash Award Agreement dated [insert] and any country-specific terms set forth in Schedule B, thereto.

Signature:
Address:

Once completed, please return one copy of this form to:

Willis Group Holdings Public Limited Company
c/o Willis North America, Inc.
One World Financial Center
New York, NY 10281
U.S.A.
Attention: Share Plans

This form should be returned to the above address within 45 days of receipt.  Your Deferred Cash Awards may be cancelled if your form is not received by that date.

Section 16 Officers
GESDMS/6575832.1

EXHIBIT 1

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

ACCEPTANCE FORM TO
 DEFERRED CASH AWARD AGREEMENT- 2011 LONG-TERM INCENTIVE PROGRAM

Performance-Based Deferred Cash Award - Performance Terms
Performance Period: January 1, 2011 through December 31, 2011
Earned Date: Publication of Company’s Annual Financial Results

Target 1: Adjusted Operating Margin (“OM”) Target [INSERT]%
Percentage of Award Subject to Target 1: 50%
Performance Scale:*	94% or below (OM of [INSERT]or below)	95-99% (OM of [INSERT])	100-104% (OM of [INSERT])	105% or above (OM of [INSERT])
Percentage of Earned Performance Payment:	0%	80-99%	100-109%	110%

Target 2: Adjusted Earnings Per Share (“EPS”) Target $[INSERT]
Percentage of Award Subject to Target 2: 50%
Performance Scale:*	94% or below (EPS of $[INSERT]or below)	95-99% (EPS of $[INSERT])	100-104% (EPS of $[INSERT])	105% or above (EPS of $[INSERT])
Percentage of Earned Performance Payment:	0%	80-99%	100-109%	110%

* Performance between amounts is subject to interpolation.

Section 16 Officers
GESDMS/6575832.1

SCHEDULE B

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

COUNTRY-SPECIFIC APPENDIX TO

DEFERRED CASH AWARD AGREEMENT- 2011 LONG-TERM INCENTIVE
PROGRAM
(Performance-Based and Time-Based Deferred Cash Awards)

Terms and Conditions

This Schedule B includes additional terms and conditions that govern the Cash Awards granted to the Participant if the Participant resides in one of the countries listed below. This Schedule B forms part of the Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

Notifications

This Schedule B also includes information based on the securities, exchange control and other laws in effect in the Participant’s country as of December 2011.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the 2011 Long-Term Incentive Program because the information may be out of date at the time the Participant vests in the Cash Awards or the Cash Awards become payable.

In addition, the information is general in nature.  The Company is not providing the Participant with any tax advice with respect to the Cash Awards.  The information is provided below may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Participant’s country apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Cash Awards are granted, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

UNITED KINGDOM

Terms and Conditions

Tax Withholding Obligations
The following provisions replace Section 2.3 of the Agreement:

Section 16 Officers
GESDMS/6575832.1

Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following (1) withholding from the Participant's wages or other cash compensation paid to the Participant by the Company, the Employer, or any Subsidiary at any time; or (2) payment directly from the Participant by cheque or cleared funds.

The Participant agrees that if he or she does not pay or the Employer or the Company does not withhold from the Participant the full amount of Tax-Related Items that the Participant owes at the time the Participant receives an Earned Performance Payment and/or a Cash Payment, or the receipt of any other benefit in connection with the Cash Awards (the “Taxable Event”), within 90 days after the Taxable Event or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by the Participant to the Employer, effective 90 days after the Taxable Event.  The Participant agrees that the loan will bear interest at the official rate of HM Revenue & Customs (“HMRC”) and will be immediately due and repayable by the Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from the Earned Performance Payment and/or a Cash Payment or by demanding cash or a cheque from the Participant.

The Participant acknowledges that the Company or the Employer may recover any such additional income tax and National Insurance Contributions (“NICs”) at any time thereafter by any of the means referred to in the Section 2.3 of the Agreement, although the Participant acknowledges that the Participant ultimately will be responsible for reporting any income tax or NICs due on this additional benefit directly to HMRC under the self-assessment regime.

UNITED STATES OF AMERICA

There are no country-specific provisions.

Section 16 Officers
GESDMS/6575832.1